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                                                       EXHIBIT 23


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated February 12, 1998 incorporated by reference in this Form 10-K, into the Company's previously filed Registration Statement Nos. 2-95342, 33-3558, 33-22310, 33-27208, 33-36579, 33-50282, 33-67918, 33-68300,
33-75846, 33-79632, 33-79634, 33-79636, 33-59083, 33-59623, 33-63885,
333-01517, 333-01915, 333-02525, 333-04875, 333-04401, 333-05717, 333-05291,
333-06533, 333-25923, 333-27277, 333-44569, 333-44613, 333-45319, 333-41661
and 333-45289.

                                       /s/ ARTHUR ANDERSEN LLP

Minneapolis, Minnesota,
March 25, 1998